Exhibit 99.(h)(iii)(a)

AMENDMENT

DATE:	December 12, 2008

FROM:	Kathleen D. Fuentes
Vice President and Assistant General Counsel
AIG SunAmerica Asset Management Corp. and Assistant Secretary of AIG Series Trust

TO:	Mr. Dmitry Dinces
Senior Vice President
Prudential Global Funding, LLC

RE:

Amendment to Lookback Option Agreement between Prudential Global Funding, LLC fully guaranteed by Prudential Financial, Inc., and AIG Series Trust on behalf of 2015 High Watermark Fund (this “Amendment”)

PGFI Reference No.:

The purpose of this communication is to set forth the terms and conditions of the agreement made on December 12, 2008 to amend the Transaction between Prudential Global Funding, LLC (“Party A”) and AIG Series Trust, on behalf of 2015 High Watermark Fund (“Party B”), entered into on June 28, 2004, as amended, and with a Protection Termination Date of August 31, 2015 (the “Transaction”).

This Amendment modifies and supplements the confirmation dated June 28, 2004, as amended (the “Original Confirmation”).  All provisions contained in, or incorporated by reference in, such Original Confirmation shall continue to govern the Transaction, except as expressly modified below.

Upon execution of this Amendment by both parties, the Original Confirmation shall be, and hereby is, amended as follows and thereafter “Confirmation” shall mean the Original Confirmation as amended by this Amendment:

Section 2(A)(2), entitled “Agency Zeros,” is hereby amended to read in its entirety as follows:

2.                                       “Agency Zeros” shall mean non-callable non-interest bearing senior obligations of any one of the following entities or agencies of the Federal Government of the United States of America: Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Federal Home Loan Bank, Government National Mortgage Association, Resolution Funding Corporation, or any other entity or agency of the Federal Government of the United States of America for which Party B obtains the prior written consent of Party A; provided, however, that (A) to qualify as “Agency Zeros”: (i) any such obligations must be rated either AAA by S&P or Aaa by Moody’s, at the time of purchase, to the extent such securities have received a rating from these ratings agencies (if both ratings agencies rate the obligation, then it must have received a AAA/Aaa rating, respectively, from both agencies), or (ii) any such obligations that have not received a rating from either S&P or Moody’s must be senior obligations of an entity or agency that has received a long-term senior debt rating of AAA by S&P or Aaa by Moody’s, at the time of purchase (if both ratings agencies rate the entity or agency, then it must have received a AAA/Aaa rating, respectively, from both agencies), and (B) any such obligations that are included in the definition of Cash Equivalents shall be deemed to be Cash Equivalents instead of Agency Zeros for purposes of this Agreement.  Agency Zeros may either be (i) stripped of their unmatured interest coupons and receipts; (ii) certificates representing interest in such stripped debt obligations or coupons; or (iii) zero-coupon government securities that are originally issued at a discount from their face value (original issue zeros).

Please confirm your agreement with the foregoing by executing this Amendment and returning such Amendment, in its entirety, to us at facsimile number 201-324-6364.

Yours sincerely,

AIG Series Trust, on Behalf of 2015 High Watermark Fund

By:
Name: John Genoy
Title: President

cc: Mr. George Quillan
Vice President and Actuary
Prudential Financial, Inc.

Accepted and agreed to:

Prudential Global Funding, LLC

By:
Name:
Title:

AMENDMENT

DATE:	December 12, 2008

FROM:	Kathleen D. Fuentes
Vice President and Assistant General Counsel
AIG SunAmerica Asset Management Corp. and Assistant Secretary of AIG Series Trust

TO:	Mr. Dmitry Dinces
Senior Vice President
Prudential Global Funding, LLC

RE:

Amendment to Lookback Option Agreement between Prudential Global Funding, LLC fully guaranteed by Prudential Financial, Inc., and AIG Series Trust on behalf of 2020 High Watermark Fund (this “Amendment”)

PGFI Reference No.:

The purpose of this communication is to set forth the terms and conditions of the agreement made on December 12, 2008 to amend the Transaction between Prudential Global Funding, LLC (“Party A”) and AIG Series Trust, on behalf of 2020 High Watermark Fund (“Party B”), entered into on June 28, 2004, as amended, and with a Protection Termination Date of August 31, 2020 (the “Transaction”).

This Amendment modifies and supplements the confirmation dated June 28, 2004, as amended (the “Original Confirmation”).  All provisions contained in, or incorporated by reference in, such Original Confirmation shall continue to govern the Transaction, except as expressly modified below.

Upon execution of this Amendment by both parties, the Original Confirmation shall be, and hereby is, amended as follows and thereafter “Confirmation” shall mean the Original Confirmation as amended by this Amendment:

Section 2(A)(2), entitled “Agency Zeros,” is hereby amended to read in its entirety as follows:

2.                                       “Agency Zeros” shall mean non-callable non-interest bearing senior obligations of any one of the following entities or agencies of the Federal Government of the United States of America: Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Federal Home Loan Bank, Government National Mortgage Association, Resolution Funding Corporation,  or any other entity or agency of the Federal Government of the United States of America for which Party B obtains the prior written consent of Party A; provided, however, that (A) to qualify as “Agency Zeros”: (i) any such obligations must be rated either AAA by S&P or Aaa by Moody’s, at the time of purchase, to the extent such securities have received a rating from these ratings agencies (if both ratings agencies rate the obligation, then it must have received a AAA/Aaa rating, respectively, from both agencies), or (ii) any such obligations that have not received a rating from either S&P or Moody’s must be senior obligations of an entity or agency that has received a long-term senior debt rating of AAA by S&P or Aaa by Moody’s, at the time of purchase (if both ratings agencies rate the entity or agency, then it must have received a AAA/Aaa rating, respectively, from both agencies), and (B) any such obligations that are included in the definition of Cash Equivalents shall be deemed to be Cash Equivalents instead of Agency Zeros for purposes of this Agreement.  Agency Zeros may either be (i) stripped of their unmatured interest coupons and receipts; (ii) certificates representing interest in such stripped debt obligations or coupons; or (iii) zero-coupon government securities that are originally issued at a discount from their face value (original issue zeros).

Please confirm your agreement with the foregoing by executing this Amendment and returning such Amendment, in its entirety, to us at facsimile number 201-324-6364.

Yours sincerely,

AIG Series Trust, on Behalf of 2020 High Watermark Fund

By:
Name: John Genoy
Title: President

cc: Mr. George Quillan
Vice President and Actuary
Prudential Financial, Inc.

Accepted and agreed to:

Prudential Global Funding, LLC

By:
Name:
Title: